Pricing Supplement No. 693 dated July 31, 2015 To prospectus supplement dated July 31, 2015 and prospectus dated July 31, 2015, each as may be amended	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-206013
Deutsche Bank AG, London Branch

20,000,000 DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040

20,000,000 DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040

We are offering two separate Exchange Traded Notes (the “securities”), the DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040, which we refer to as the 3x Short UST ETNs, and the DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040, which we refer to as the 3x Long UST ETNs. Investors can subscribe to either of the two offerings. The securities do not guarantee any return of principal at maturity and do not pay any interest. Any payment at maturity or upon a repurchase at your option or at our option is subject to our ability to pay our obligations as they become due.

For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch, linked to the month-over-month performance of an underlying index which we refer to, in each case, as the Index, less an investor fee. For the 3x Short UST ETNs, the Index is obtained by combining three times the returns, whether positive or negative, on the DB Short US Treasury Bond Futures Index (the “short Treasury futures index”) with the returns on the DB 3-Month T-Bill Index (the “TBill index”). For the 3x Long UST ETNs, the Index is obtained by combining three times the returns, whether positive or negative, on the DB Long US Treasury Bond Futures Index (the “long Treasury futures index” and, together with the short Treasury futures index, “the Treasury futures indices” and each a “Treasury futures index”) with the returns on the TBill index. The short Treasury futures index seeks to measure the performance of a notional short position in Ultra T-Bond Futures. The long Treasury futures index seeks to measure the performance of a notional long position in Ultra T-Bond Futures. The TBill index is intended to approximate the returns from investing in three-month United States Treasury bills on a rolling basis. Ultra T-Bond Futures are futures contracts traded on the Board of Trade of the City of Chicago, Inc. (“CBOT”) whose underlying assets are U.S. Treasury bonds with a remaining term to maturity of not less than 25 years from the first day of the futures contract delivery month.

Each security offers investors exposure to the month-over-month performance of its respective Index measured from the first calendar day to the last calendar day of each month. Therefore, the securities are not designed to be long-term investments and may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse or leveraged investment results by means of securities that reset their exposure monthly. On a month-to-month basis, the performance of the securities will be positively affected by three times any positive performance and negatively affected by three times any negative performance of the applicable Treasury futures index. This leverage feature of the securities, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount (each as described below), is expected to cause the performance of the securities to differ significantly from the point-to-point performance of the relevant Treasury futures index. Investors should consider their investment horizon as well as potential trading costs when evaluating an investment in the securities and should regularly monitor their holdings of the securities to ensure that they remain consistent with their investment strategies.

Key Terms

Issuer:	Deutsche Bank AG, London Branch (“Deutsche Bank”).
Index:

For the 3x Short UST ETNs, the Index is obtained by combining three times the returns on the short Treasury futures index with the returns on the TBill index.

For the 3x Long UST ETNs, the Index is obtained by combining three times the returns on the long Treasury futures index with the returns on the TBill index.

We refer to the short Treasury futures index, the long Treasury futures index and the TBill index each as a “sub-index” and together as “sub-indices.”

(key terms continued on next page)

You may lose some or all of your principal if you invest in these highly leveraged securities. See “Risk Factors” beginning on page PS-17 of this pricing supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus or prospectus supplement. Any representation to the contrary is a criminal offense.

The estimated value of the securities on each trading day is their repurchase value on such trading day, which is subject to an investor fee. See “Investor Fee” under Key Terms.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

We issued 200,000 of each security on the inception date at 100% of the face amount of $25.00 per security, a significant portion of which were initially held by Deutsche Bank Securities Inc. (“DBSI”). Additional securities have been and may continue to be offered and sold from time to time, at our sole discretion, through DBSI. As of July 10, 2015, there were approximately 7,910,000 3x Short UST ETNs and 140,000 3x Long UST ETNs outstanding. We are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. See “Risk Factors — We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value.”

We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may charge investors a purchase fee of up to $0.03 per security.

DBSI, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), is our affiliate and will receive a portion of the investor fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

Deutsche Bank Securities

(key terms continued from previous page)
Offerings:

•     DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040 (“3x Short UST ETNs”)

The 3x Short UST ETNs offer investors exposure to three times the monthly performance of the short Treasury futures index plus the monthly TBill index return, reduced by the investor fee.

•     DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040 (“3x Long UST ETNs”)

The 3x Long UST ETNs offer investors exposure to three times the monthly performance of the long Treasury futures index plus the monthly TBill index return, reduced by the investor fee.

Initial Settlement Date:	July 1, 2010
Inception Date:	June 28, 2010
Denominations/Face Amount:	$25 per security. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.
Payment at Maturity:	If your securities have not previously been repurchased by Deutsche Bank, at maturity you will be entitled to receive a cash payment per security equal to:

Current principal amount × applicable index factor on the final valuation date

× fee factor on the final valuation date

If the applicable index factor is zero on any trading day, the repurchase value will equal zero, the relevant securities will be accelerated and you will lose your entire investment in such securities.

Any payment at maturity or upon a repurchase at your option or at our option is subject to our ability to pay our obligations as they become due.

Repurchase at Your Option:

You may offer a minimum of 200,000 securities or an integral multiple of 50,000 securities in excess thereof from a single offering to DBSI for repurchase for an amount in cash equal to the repurchase value on the applicable valuation date. To effect a repurchase, you must follow the instructions set forth under “Specific Terms of the Securities – Repurchase at Your Option” and your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 1:00 p.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” Because the repurchase value on each trading day will not be calculated and published until the close of trading, you will not know the applicable repurchase value at the time you exercise your repurchase right on your desired valuation date and will bear the risk that your securities will decline in value between the time of your exercise and the time at which the repurchase value is determined. The repurchase date for your securities will be the third business day following the valuation date. If less than 200,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

DBSI may charge investors an additional fee of up to $0.03 for each security that is repurchased

Repurchase at Our Option:	We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. If we elect to redeem a particular offering of securities, we will give you notice not less than five business days prior to the call date (the “call notice date”). If we exercise our right to repurchase a particular offering of securities, we will deliver an irrevocable call notice to the Depository Trust Company (“DTC”), the holder of the global security for each offering of securities. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The last day on which we may deliver a call notice is May 25, 2040. See “Specific Terms of the Securities – Repurchase at Our Option.”
Repurchase Value:	We refer to the amount per security you will be entitled to receive upon any early repurchase as the repurchase value. The repurchase value reflects the current principal amount and the performance of the relevant Index from the last monthly reset date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day. On each trading day, the repurchase value will be equal to:
Current principal amount × applicable index factor on the trading day × fee factor on the trading day

If the applicable index factor is zero on any trading day, the repurchase value will equal zero, the relevant securities will be accelerated and you will lose your entire investment in such securities.

Deutsche Bank will publish the repurchase value for each offering of securities after the close of trading on each trading day on the following Bloomberg pages:

Repurchase Value
3x Short UST ETNs: “SBNDRP”
3x Long UST ETNs: “LBNDRP”

Intraday Indicative Security Value:	The intraday indicative security value is meant to approximate the economic value of the securities at any given time during a trading day. It is calculated using the same formula as the repurchase value, except that instead of using the closing levels of the sub-indices, the calculation is based on the intraday levels of the sub-indices at the particular time. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee in accordance with the formula set forth below:
Current principal amount × applicable index factor calculated based on the level of the Index at such time × fee factor for the day on which such time occurs

The intraday indicative security value is a calculated value and is not the same as the trading price of the securities and is not a price at which you can buy or sell the securities in the secondary market. The intraday indicative security value does not take into account the factors that influence the trading price of the securities, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the securities in the secondary market may vary significantly from their intraday indicative security value.

Investors can compare the trading price of the securities against the intraday indicative security value to determine whether the securities are trading in the secondary market at a premium or a discount to the economic value of the securities at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative security value at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

Deutsche Bank will publish the intraday indicative security value for each offering of securities every 15 seconds on the following Bloomberg pages:

Intraday Indicative Security Value
3x Short UST ETNs: “SBNDIV”
3x Long UST ETNs: “LBNDIV”
Acceleration Upon Zero Repurchase Value:	If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and holders will not receive any payment in respect of their investment.
Listing:	The securities in each offering are listed on NYSE Arca. To the extent there is an active secondary market in any of the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. The ticker symbols for the offerings are as follows:
• 3x Short UST ETNs:	“SBND”
• 3x Long UST ETNs:	“LBND”
Index Factors:	• Index factor for 3x Short UST ETNs	= 1 + TBill index return + (3 × short Treasury futures index return)
	• Index factor for 3x Long UST ETNs	= 1 + TBill index return + (3 × long Treasury futures index return)
Treasury Futures Index Return:	The short Treasury futures index return and the long Treasury futures index return (each, a “Treasury futures index return”), each of which may be positive or negative, will be calculated as follows:
Treasury futures index closing level – Treasury futures index monthly initial level Treasury futures index monthly initial level
For purposes of calculating the intraday indicative security value, the short Treasury futures index return and the long Treasury futures index return will be determined as described above using the intraday level of the short Treasury futures index and the long Treasury futures index, respectively.
TBill Index Return:	The TBill index return will be calculated as follows:
TBill index closing level – TBill index monthly initial level TBill index monthly initial level
For purposes of calculating the intraday indicative security value, the TBill index return will be determined as described above using the intraday level of the TBill index.
Current Principal Amount:	For the period from the inception date to July 31, 2010 (such period, the “initial calendar month”), the current principal amount was equal to $25.00 per security. For each subsequent calendar month that the securities remain outstanding, the current principal amount for each security will be reset as follows on the monthly reset date:
New current principal amount = previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date
The new current principal amount will reflect the current principal amount for the immediately preceding calendar month, the performance of the Index for the particular offering of securities from the immediately preceding monthly reset date to the applicable monthly valuation date (determined using the closing levels of the sub-indices on such monthly valuation date) and the deduction of the investor fee on such monthly valuation date. The current principal amount is reset each calendar month to ensure that a consistent degree of leverage is applied to the performance of the Index.
Treasury Futures Index Monthly Initial Level:	For the initial calendar month, the Treasury futures index monthly initial level was equal to: (i) for the short Treasury futures index, 63.5444, and (ii) for the long Treasury futures index, 140.5847. For each subsequent calendar month, the Treasury futures index monthly initial level will equal the relevant Treasury futures index closing level as of the opening of trading on the monthly reset date for that calendar month.
Treasury Futures Index Closing Level:	The Treasury futures index closing level will equal: (i) for the short Treasury futures index, the closing level of the short Treasury futures index as reported on Bloomberg page “DBBNDS <Index>”, and (ii) for the long Treasury futures index, the closing level of the long Treasury futures index as reported on Bloomberg page “DBBNDL <Index>”, subject in each case to the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the relevant Treasury futures index is published, the Treasury futures index closing level for such Treasury futures index will equal such level on the immediately preceding trading day.
TBill Index Monthly Initial Level:	For the initial calendar month, the TBill index monthly initial level was equal to 236.6172. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.
TBill Index Closing Level:	The closing level of the TBill index as reported on Bloomberg page “DBTRBL3M <Index>”, subject to the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events”;

provided that on any calendar day which is not a day on which the closing level of the TBill index is published, the TBill index closing level will equal such level on the immediately preceding trading day.
Monthly Reset Date:	For each calendar month, the first calendar day of that month beginning on August 1, 2010 and ending on May 1, 2040.
Monthly Valuation Date:	For each monthly reset date, the last calendar day of the previous calendar month beginning on July 31, 2010 and ending on April 30, 2040.
Valuation Date:	In connection with a repurchase at your option, the trading day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank as described herein. In connection with a repurchase at our option, the call notice date.
Final Valuation Date:	May 25, 2040 or the next trading day if such day is not a trading day, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”
Maturity Date:	May 31, 2040 or the next business day if such day is not a business day, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”
Trading Day:	A trading day is a day on which (i) the values of the sub-indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Treasury futures index are traded, in each case as determined by Deutsche Bank, as calculation agent, in its sole discretion.
CUSIP Numbers:	• 3x Short UST ETNs:	25154N 530
	• 3x Long UST ETNs:	25154N 522
Fee Factor:	On any given day, the fee factor will be calculated as follows:
1 – [investor fee × day count fraction]

Because the fee factor is a number lower than 1, when applied as a multiple, it will have the effect of lowering the current principal amount each month and the amount you receive at maturity or upon repurchase.

Because the investor fee reduces the current principal amount each month and the amount of your return at maturity or upon repurchase, the applicable index factor must increase by an amount sufficient to offset the investor fee applicable to your securities in order for you to receive at least the return of your initial investment at maturity or upon repurchase. If the index factor decreases or does not increase sufficiently, you will receive less than your initial investment at maturity or upon repurchase.

Investor Fee:	The investor fee is equal to 0.95% per annum, calculated daily and applied monthly to the current principal amount. The investor fee is the amount that we charge you for providing exposure to the Index and covers the expected cost of hedging our obligations under the securities as well as the profit we expect to realize for assuming the related risk.
Day Count Fraction:	For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.
Record Date:	The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with the prospectus dated July 31, 2015, as supplemented by the prospectus supplement dated July 31, 2015 relating to our Series A global notes of which the securities are a part. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) and any further supplements to these documents at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf

•	Prospectus dated July 31, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000119312515273165/d40464d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

SUMMARY

The following is a summary of the terms of the securities, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated July 31, 2015, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated July 31, 2015, which supplements the prospectus, in each case as may be amended or supplemented from time to time.

On the inception date, we issued 200,000 of each security and since then, we have issued additional securities. As of July 10, 2015, there were approximately 7,910,000 3x Short UST ETNs and 140,000 3x Long UST ETNs outstanding. Depending on market demand, we may, without your consent, create and issue securities, in addition to those offered by this pricing supplement, having the same terms and conditions as the securities and we may consolidate the additional securities to form a single class with the outstanding securities. Any such additional securities may be offered and sold from time to time through DBSI, acting as our agent, in amounts to be determined solely by us. However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. If we suspend the issuance of additional securities, the price and liquidity of such securities in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time, which might result in the reduction or elimination of any premium in the trading price. See “Risk Factors — We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value” and “— You may not be able to purchase or sell your securities in the secondary market at the intraday indicative security value, and paying a premium purchase price over the intraday indicative security value could lead to significant losses” in this pricing supplement for more information.

We may, in our sole discretion, redeem either offering or both offerings of the securities on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date.

Additionally, the number of securities outstanding could be reduced at any time due to repurchases of the securities by Deutsche Bank as described in this pricing supplement. A suspension of additional issuances of the securities could result in a significant reduction in the number of outstanding securities if investors subsequently exercise their right to have the securities repurchased by us. Accordingly, the number of outstanding securities could vary substantially over the term of the securities and adversely affect the liquidity of the securities. See “Risk Factors — You may not be able to offer your securities for repurchase if the total number of securities outstanding has fallen to a level that is close to or below 200,000.”

What are the securities and how do they work?

We are offering two separate Exchange Traded Notes. Investors can subscribe to either of the two offerings.

•	DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040 (“3x Short UST ETNs”)

•	DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes due May 31, 2040 (“3x Long UST ETNs”)

We refer to each Exchange Traded Note as a security. The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch.

Each security being offered has separate terms. For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch, linked to the month-over-month performance of an underlying index which we refer to, in each case, as the Index, less an investor fee. The securities do not guarantee any return of principal at maturity and do not pay any interest.

What is the Index?

For the 3x Short UST ETNs, the Index is obtained by combining three times the returns, whether positive or negative, on the DB Short US Treasury Bond Futures Index (the “short Treasury futures index”) with the returns on the DB 3-Month T-Bill Index (the “TBill index”).

For the 3x Long UST ETNs, the Index is obtained by combining three times the returns, whether positive or negative, on the DB Long US Treasury Bond Futures Index (the “long Treasury futures index” and, together with the short Treasury futures index, “the Treasury futures indices” and each a “Treasury futures index”) with the returns on the TBill index.

We refer to the short Treasury futures index, the long Treasury futures index and the TBill index each as a “sub-index” and together as “sub-indices.”

The short Treasury futures index seeks to measure the performance of a notional short position in Ultra T-Bond Futures. The long Treasury futures index seeks to measure the performance of a notional long position in Ultra T-Bond Futures. The TBill index is intended to approximate the returns from investing in three-month United States Treasury bills on a rolling basis. Ultra T-Bond Futures are futures contracts traded on CBOT whose underlying assets are U.S. Treasury bonds with a remaining term to maturity of not less than 25 years from the first day of the futures contract delivery month. The Ultra T-Bond Futures contract began trading on CBOT on January 11, 2010. Prior to March 1, 2010, the Treasury futures indices sought to measure the performance of investing in 30-year United States Treasury bond futures contracts.

Deutsche Bank, as index sponsor, determines the composition of the sub-indices and can add to, delete or substitute the components currently composing the sub-indices or make other changes that could change the levels of the sub-indices. Additionally, the index sponsor may alter, discontinue or suspend a sub-index. Any of these actions could adversely affect the value of the securities. The index sponsor has no obligation to consider your interests in revising a sub-index.

See “The Indices” for more information.

What exposure do the 3x Short UST ETNs offer?

The 3x Short UST ETNs offer investors three times leveraged exposure to the monthly performance of the short Treasury futures index plus the monthly TBill index return, reduced by the investor fee.

If the short Treasury futures index increases during any calendar month, the return on the Index for the 3x Short UST ETNs for that month will increase by three times the movement of the short Treasury futures index, plus the monthly TBill index return. If the short Treasury futures index decreases during any calendar month, the return on the Index for that month will decrease by three times the movement of the short Treasury futures index, offset by any monthly TBill index return.

As described under “How is the payment at maturity or upon repurchase calculated?” below, the 3x Short UST ETNs will not offer investors three times leveraged exposure to the performance of the short Treasury futures index over an extended time period. While the 3x Short UST ETNs are linked to the performance of the short Treasury futures index, the 3x Short UST ETNs do not track the linear performance of the short Treasury futures index because of the manner in which the index return is calculated. The leverage feature of the 3x Short UST ETNs, as well as the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the 3x Short UST ETNs over time to differ significantly from the point-to-point performance of the short Treasury futures index.

What exposure do the 3x Long UST ETNs offer?

The 3x Long UST ETNs offer investors three times leveraged exposure to the monthly performance of the long Treasury futures index plus the monthly TBill index return, reduced by the investor fee.

If the long Treasury futures index increases during any calendar month, the return on the Index for the 3x Long UST ETNs for that month will increase by three times the movement of the long Treasury futures index, plus the monthly TBill index return. If the long Treasury futures index decreases during any calendar month, the return on the Index for that month will decrease by three times the movement of the long Treasury futures index, offset by any monthly TBill index return.

As described under “How is the payment at maturity or upon repurchase calculated?” below, the 3x Long UST ETNs will not offer investors three times leveraged exposure to the performance of the long Treasury futures index over an extended time period. While the 3x Long UST ETNs are linked to the performance of the long Treasury futures index, the 3x Long UST ETNs do not track the linear performance of the long Treasury futures index because of the manner in which the index return is calculated. The leverage feature of the 3x Long UST ETNs, as well as the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the 3x Long UST ETNs over time to differ significantly from the point-to-point performance of the long Treasury futures index.

How is the payment at maturity or upon repurchase calculated?

At maturity or upon any earlier repurchase, you will be entitled to receive a payment per security which will reflect the month-over-month performance of the Index for the particular offering of securities, reduced by the investor fee. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Because the current principal amount is reset each month and is reduced by the investor fee, the securities do not offer a return based on the simple, point-to-point performance of the relevant Index from the inception date to the final valuation date or date of earlier repurchase. Instead, the amount you will be entitled to receive at maturity or upon any earlier repurchase per security will be contingent upon each monthly performance of the relevant Index during the term of the securities and will be reduced by the investor fee. Accordingly, even if over the term of the securities the relevant Index for your securities has demonstrated an overall positive performance, there is no guarantee that you will receive at maturity, or upon any earlier repurchase, your initial investment or any portion thereof. This is because the amount you will be entitled to receive at maturity or upon any earlier repurchase per security depends on how the relevant Index has performed in each month prior to maturity or repurchase and, consequently, how the current principal amount has been reset in each month. In particular, significant negative monthly performances for your securities may not be offset by any positive monthly performances.

We may, in our sole discretion, redeem either offering or both offerings of the securities on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value for the relevant security on the applicable valuation date. In addition, if the repurchase value for either offering of securities decreases to zero on any trading day, such securities will accelerate on that day for an amount equal to the zero repurchase value and you will lose your entire investment in such securities. Accordingly, you should not expect to be able to hold the securities to maturity.

At maturity, your payment per security, if any, will be calculated as:

Current principal amount × applicable index factor on the final valuation date
× fee factor on the final valuation date

where,

Current principal amount	=	For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:

New current principal amount	=	Previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date

Index factor	for the 3x Short UST ETNs for the 3x Long UST ETNs	= 1 + TBill index return + (3 × short Treasury futures index return) = 1 + TBill index return + (3 × long Treasury futures index return)

where,
the short Treasury futures index return and long Treasury futures index return (each a “Treasury futures index return”) and the TBill index return will be calculated as follows:

Treasury futures index return	=	Treasury futures index closing level – Treasury futures index monthly initial level Treasury futures index monthly initial level
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

On any given day, the fee factor will be calculated as follows:

Fee factor	=	1 – [investor fee × day count fraction]

where,

Investor fee	=	0.95% per annum
Day count fraction	=	For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

How and why is the current principal amount reset?

Initially, the current principal amount was equal to $25 per security. At the start of each subsequent calendar month, the current principal amount will be reset by applying the index factor and the fee factor for the immediately preceding month to the previous current principal amount.

For example, if for May the current principal amount is $20 and the index factor on the monthly valuation date is equal to 0.90, the current principal amount for June will equal $17.99 ($20 times 0.90 times 0.999219 (representing the fees for

May calculated based on an investor fee of 0.95% per annum)). Subsequently, the index factor and fee factor for June will be applied to $17.99 to derive the current principal amount for July.

As reset on each monthly reset date, the current principal amount represents the amount for which Deutsche Bank would repurchase your securities if the valuation date for the repurchase were the monthly valuation date. During the month, the current principal amount will remain unchanged and the amount for which Deutsche Bank would repurchase your securities will depend upon the current principal amount, the applicable index factor on the applicable valuation date and the fee factor as accrued to such valuation date.

The current principal amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the current principal amount is reduced by a negative monthly performance, the index factor of any further negative monthly performance will lead to a smaller dollar loss when applied to that reduced current principal amount than if the current principal amount were not reduced. Equally, however, if the current principal amount increases, the dollar amount lost for a certain level of negative monthly performance will increase correspondingly.

Resetting the current principal amount also means that the dollar amount that may be gained from any positive monthly performance will be contingent upon the current principal amount. If the current principal amount increases, then any positive monthly performance will result in a gain of a larger dollar amount than would be the case if the current principal amount were to decrease. Conversely, as the current principal amount is reduced, the dollar amount to be gained from any positive monthly performance will decrease correspondingly.

This leverage feature of the securities, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the securities to differ significantly from the point-to-point performance of the relevant Treasury futures index. The securities are not designed to be long-term investments, may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse or leveraged investment results by means of securities that reset their exposure monthly.

What is the repurchase value of the securities?

We refer to the amount you will be entitled to receive upon any early repurchase per security as the “repurchase value.” The repurchase value reflects the current principal amount and the performance of the Index from the last monthly reset date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day. On each trading day, the repurchase value will be calculated as follows:

Current principal amount × applicable index factor on the trading day × fee factor on the trading day

The calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

• 3x Short UST ETNs:	“SBNDRP”
• 3x Long UST ETNs:	“LBNDRP”

What is the intraday indicative security value of the securities?

We also calculate and publish during each trading day an “intraday indicative security value,” which is meant to approximate the economic value of the securities at any given time during the trading day. It is calculated using the same formula as the repurchase value, except that instead of using the closing levels of the sub-indices, the calculation is based on the intraday levels of the sub-indices at the particular time. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee in accordance with the formula set forth below:

Current principal amount × applicable index factor calculated based on the level of the Index at such time
× fee factor for the day on which such time occurs

The intraday indicative security value is not the same as the trading price of the securities and is not a price at which you can buy or sell the securities in the secondary market. The trading price of the securities at any time may vary significantly from their intraday indicative security value. Investors can compare the trading price of the securities against the intraday indicative security value to determine whether the securities are trading in the secondary market at a premium or a discount to the economic value of the securities at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative security value at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

We will publish the intraday indicative security value for each offering of securities every 15 seconds on the following Bloomberg pages:

• 3x Short UST ETNs:	“SBNDIV”
• 3x Long UST ETNs:	“LBNDIV”

What are the fees and how are they calculated?

The fee factor is calculated daily based on the investor fee of 0.95% per annum and a day-count fraction measuring the number of days elapsed from and including the monthly reset date (or the inception date in the case of the first calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) within a 365 day year. The investor fee constitutes the amount we charge investors for providing the particular exposure to the Index of your securities, including the expected cost of hedging our obligations under the securities, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

If you offer your securities for repurchase by Deutsche Bank or if we exercise our repurchase option, the fee factor will be applied as accrued to the applicable valuation date from the immediately preceding monthly reset date. Similarly, at maturity, the amount you receive will be subject to the fee factor as accrued to the final valuation date from the immediately preceding monthly reset date. Because the fee factor is a number lower than 1, when applied as a multiple, it will have the effect of lowering the current principal amount each month and the amount you receive at maturity or upon repurchase.

Because the investor fee reduces the current principal amount each month and the amount of your return at maturity or upon repurchase by Deutsche Bank, the applicable index factor must increase by an amount sufficient to offset the investor fee applicable to your securities in order for you to receive at least the return of your initial investment at maturity or upon repurchase by Deutsche Bank. If the index factor decreases or does not increase sufficiently, you will receive less than your initial investment at maturity or upon repurchase by Deutsche Bank.

If the repurchase value for either offering of securities decreases to zero on any trading day, such securities will accelerate on that day for an amount equal to the zero repurchase value and you will lose your entire investment in such securities.

In addition to the investor fee, DBSI may charge investors in any subsequent distribution a purchase fee of up to $0.03 per security. Furthermore, if you elect to exercise your repurchase right, DBSI may charge investors a repurchase fee of up to $0.03 for each security that is repurchased.

The Index is obtained by combining three times the returns on the applicable Treasury futures index with the returns on the TBill index. The Treasury futures indices seek to measure the performance of a hypothetical investment in the Ultra T-Bond Futures contracts, which need to be replaced or rolled into new futures contracts as they approach maturity.

As a result, the Treasury futures indices include a roll cost of 2 ticks (2/32nds) for each quarterly roll period. This cost is equivalent to $62.50 (tick value of $31.25 × 2) per futures contract that is rolled into and is distributed proportionately through the five day rolling period. Due to the deduction of the roll cost, the level of the Treasury futures index for your particular securities will be lower than would otherwise be the case if such roll cost were not included and the Index level will decrease if the Treasury futures index does not generate sufficient returns to offset the effect of the deduction of the roll cost. See “The Indices — Methodology.”

How do you offer your securities for repurchase by Deutsche Bank?

To effect a repurchase, you must irrevocably offer at least 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering to DBSI no later than 1:00 p.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” Because the repurchase value on each trading day will not be calculated and published until the close of trading, you will not know the applicable repurchase value at the time you exercise your repurchase right on your desired valuation date and will bear the risk that your securities will decline in value between the time of your exercise and the close of trading on the applicable valuation date. Because valuation dates are subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities –- Market Disruption Events,” you may bear this risk for an extended period of time. The repurchase date for your securities will be the third business day following the valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 1:00 p.m., New York City time, on your desired valuation date. You must offer at least 200,000 securities or an integral multiple of 50,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the repurchase date.

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 1:00 p.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding. If less than 200,000 securities of an offering are outstanding, you will not be able to avail yourself of the repurchase option.

DBSI may charge a fee of up to $0.03 per security that is repurchased at your option.

How do you sell your securities?

The securities are listed on NYSE Arca. To the extent there is an active secondary market in any of the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. A trading market for your securities may not develop, however, and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities.

Can the securities be accelerated?

If the repurchase value for your securities decreases to zero on any trading day, your securities will accelerate on that day for an amount equal to the zero repurchase value and you will lose your entire investment.

Can the securities be called by Deutsche Bank?

We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. If we elect to redeem a particular offering of securities, we will give you notice not less than five business days prior to the call date (the “call notice date”). If we exercise our right to repurchase a particular offering of securities, we will deliver an irrevocable call notice to DTC, the holder of the global security for each offering of securities. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The last day on which we may deliver a call notice is May 25, 2040. See “Specific Terms of the Securities – Repurchase at Our Option.”

How do you determine the number of securities outstanding at any time?

The number of securities outstanding at any time, including any securities held by DBSI or other affiliates of ours, for each offering will be published on the following Bloomberg pages:

• 3x Short UST ETNs:	“SBNDSO”
• 3x Long UST ETNs:	“LBNDSO”

What are the tax consequences of an investment in the securities?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following examples show how the securities would perform in hypothetical circumstances. These examples highlight the behavior of the securities in different circumstances, but they are not indicative of actual results. The figures in these examples may have been rounded for convenience.

How the monthly performance of your securities affects the current principal amount

Assumptions:

Short Treasury futures index monthly initial level: 100

Long Treasury futures index monthly initial level: 100

TBill index monthly initial level: 100

Current principal amount: $25

Day count fraction: 30/365

Using the assumed day count fraction above, the fee factor for all of the following examples would equal:

Fee factor	=	1 – (investor fee × day count fraction)
	=	1 – (0.0095 × (30/365))
	=	0.999219

Example 1: The short Treasury futures index increases over the month and the long Treasury futures index decreases over the month
If, over the hypothetical calendar month, the short Treasury futures index increases to 103, the long Treasury futures index decreases to 97 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:

New current principal amount	=	Previous current principal amount × applicable index factor on the monthly valuation date × fee factor on the monthly valuation date

3x Short UST ETNs:
For the 3x Short UST ETNs, the index factor would be calculated as follows:

Index factor	=	1 + TBill index return + (3 × short Treasury futures index return)

where,

Short Treasury futures index return	=	short Treasury futures index closing level – short Treasury futures index monthly initial level short Treasury futures index monthly initial level
	=	103 - 100 100

	=	0.03
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
	=	100.2 – 100 100
	=	0.002
Index factor	=	1 + 0.002 + (3 × 0.03)
	=	1.092
Therefore, the new current principal amount for the 3x Short UST ETNs would equal:

New current principal amount	=	$25.00 × 1.092 × 0.999219
	=	$27.28

As such, in this example, because the short Treasury futures index increased over the calendar month, the current principal amount for the 3x Short UST ETNs increased by three times the monthly increase in the short Treasury futures index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
3x Long UST ETNs:
For the 3x Long UST ETNs, the index factor would be calculated as follows:

Index factor	=	1 + TBill index return + (3 × long Treasury futures index return)

where,

Long Treasury futures index return	=	long Treasury futures index closing level – long Treasury futures index monthly initial level long Treasury futures index monthly initial level
	=	97 – 100 100
	=	-0.03
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
	=	100.2 – 100 100
	=	0.002
Index factor	=	1 + 0.002 + (3 × (-0.03))
	=	0.912

Therefore, the new current principal amount for the 3x Long UST ETNs would equal:

New current principal amount	=	$25.00 × 0.912 × 0.999219
	=	$22.78

As such, in this example, because the long Treasury futures index decreased over the calendar month, the current principal amount for the 3x Long UST ETNs decreased by three times the monthly decrease in the long Treasury futures index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
Example 2: The short Treasury futures index decreases over the month and the long Treasury futures index increases over the month
If, over the hypothetical calendar month, the short Treasury futures index decreases to 95, the long Treasury futures index increases to 105 and the TBill index increases to 100.2 on the monthly valuation date, the current principal amount would be reset for the following calendar month as follows:

New current principal amount	=	Previous current principal amount × applicable index factor on the monthly valuation date × fee factor on the monthly valuation date

3x Short UST ETNs:
For the 3x Short UST ETNs, the index factor would be calculated as follows:

Index factor	=	1 + TBill index return + (3 × short Treasury futures index return)

where,
Short Treasury futures index return	=	short Treasury futures index closing level – short Treasury futures index monthly initial level short Treasury futures index monthly initial level

	=	95 – 100 100
	=	-0.05
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
	=	100.2 – 100 100
	=	0.002
Index factor	=	1 + 0.002 + (3 x (-0.05))
	=	0.852
Therefore, the new current principal amount for the 3x Short UST ETNs would equal:
New current principal amount	=	$25.00 × 0.852 × 0.999219
	=	$21.28
As such, in this example, because the short Treasury futures index decreased over the calendar month, the current principal amount for the 3x Short UST ETNs decreased by three times the monthly decrease in the short Treasury futures index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.
3x Long UST ETNs:
For the 3x Long UST ETNs, the index factor would be calculated as follows:
Index factor	=	1 + TBill index return + (3 × long Treasury futures index return)
where,
Long Treasury futures index return	=	long Treasury futures index closing level – long Treasury futures index monthly initial level long Treasury futures index monthly initial level
	=	105 – 100 100
	=	0.05
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level
	=	100.2 – 100 100
	=	0.002
Index factor	=	1 + 0.002 + (3 × (0.05))
	=	1.152
Therefore, the new current principal amount for the 3x Long UST ETNs would equal:
New current principal amount	=	$25.00 × 1.152 × 0.999219
	=	$28.78
As such, in this example, because the long Treasury futures index increased over the calendar month, the current principal amount for the 3x Long UST ETNs increased by three times the monthly decrease in the long Treasury futures index, subject to the addition of the increase in the TBill index and the deduction of the investor fee.

Hypothetical Performance Charts

The following charts set out a range of hypothetical monthly performances of the Treasury futures index and demonstrate how these performances impact the current principal amount (and ultimately the payment at maturity) for each offering (assuming the Treasury futures index in the charts is the relevant Treasury futures index for each offering), and how the potential return on each offering relative to a hypothetical initial $25 investment will depend upon the historical levels of the current principal amount over time. The following charts are based on a hypothetical investment in the securities over a 12 calendar month period and an assumed constant TBill index return of 0.002 per month with an index monthly initial level of 100 on day one of the 12 calendar month period. The fee factor is assumed to be 0.999219 (representing 0.95% per annum divided by 12 months) and is applied to the current principal amount when it is reset on each monthly reset date. The following examples are intended to be illustrative and are entirely hypothetical and not indicative of actual results. The figures in these examples may have been rounded for convenience. The actual term of the securities is approximately 30 years. Over the term of the securities, each Treasury futures index and TBill index may display greater variability than is depicted in the hypothetical performance charts below. This potentially greater variability increases the chance of negative monthly performances adversely impacting the current principal amount of the securities. The leverage feature of the securities, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the securities to differ significantly from the point-to-point performance of the relevant Index. It is possible that you could lose your entire investment if your securities are exposed to severe or repeated negative monthly performances. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

Example 1 – The Index increases each month

Monthly Performance of Treasury Futures Index and TBill Index			Securities
Treasury Futures Index	Treasury Futures Index Return	TBill Index Return	Index Factor	Fee Factor	Current Principal Amount
100.00	–		–	–	$25.00
102.50	0.025	0.002	1.077	0.999219	$26.90
105.00	0.024	0.002	1.075	0.999219	$28.90
107.50	0.024	0.002	1.073	0.999219	$31.00
110.00	0.023	0.002	1.072	0.999219	$33.20
112.50	0.023	0.002	1.070	0.999219	$35.50
115.00	0.022	0.002	1.069	0.999219	$37.91
117.50	0.022	0.002	1.067	0.999219	$40.43
120.00	0.021	0.002	1.066	0.999219	$43.06
122.50	0.021	0.002	1.065	0.999219	$45.80
125.00	0.020	0.002	1.063	0.999219	$48.65
127.50	0.020	0.002	1.062	0.999219	$51.63
130.00	0.020	0.002	1.061	0.999219	$54.73
Return on $25 investment after 12 months:			118.91%

In this hypothetical example, the relevant Treasury futures index increases at a constant rate of 2.5% of its initial value each month. As such, the securities demonstrate a positive return over the 12 month period. This hypothetical example demonstrates that because the index factor is calculated on the basis of monthly performance (i.e., the change from the level at the start of the month to the level at the end of the month), the monthly Treasury futures index return decreases over time as 2.5% of the initial value of 100 becomes a smaller percentage increase over the Treasury futures index level at the start of each month. This hypothetical example also demonstrates how the gains on the securities are magnified due to the effect of the leverage. In addition, because the current principal amount is reset each month, the securities show a gain that differs from, and in this particular scenario, exceeds three times the simple, point-to-point percentage increase in the Treasury futures index over the 12 month period.

Example 2 – The Index declines each month

Monthly Performance of Treasury Futures Index and TBill Index			Securities
Treasury Futures Index	Treasury Futures Index Return	TBill Index Return	Index Factor	Fee Factor	Current Principal Amount
100.00	–		–	–	$25.00
97.50	-0.025	0.002	0.927	0.999219	$23.16
95.00	-0.026	0.002	0.925	0.999219	$21.41
92.50	-0.026	0.002	0.923	0.999219	$19.74
90.00	-0.027	0.002	0.921	0.999219	$18.17
87.50	-0.028	0.002	0.919	0.999219	$16.68
85.00	-0.029	0.002	0.916	0.999219	$15.27
82.50	-0.029	0.002	0.914	0.999219	$13.94
80.00	-0.030	0.002	0.911	0.999219	$12.69
77.50	-0.031	0.002	0.908	0.999219	$11.52
75.00	-0.032	0.002	0.905	0.999219	$10.42
72.50	-0.033	0.002	0.902	0.999219	$9.39
70.00	-0.034	0.002	0.899	0.999219	$8.43
Return on $25 investment after 12 months:			-66.28%

In this hypothetical example, the relevant Treasury futures index decreases at a constant rate of 2.5% of its initial value each month. As such, the securities demonstrate a negative return over the 12 month period. This hypothetical example demonstrates that because the index factor is calculated on the basis of monthly performance (i.e., the change from the level at the start of the month to the level at the end of the month), the absolute value of the monthly Treasury futures index return increases over time as 2.5% of the initial value of 100 becomes a larger percentage decrease from the Treasury futures index level at the start of each month.

Example 3 – The Index increases in some months and decreases in others; the securities demonstrate a negative return

Monthly Performance of Treasury Futures Index and TBill Index			Securities
Treasury Futures Index	Treasury Futures Index Return	TBill Index Return	Index Factor	Fee Factor	Current Principal Amount
100.00	–		–	–	$25.00
102.91	0.029	0.002	1.089	0.999219	$27.21
106.80	0.038	0.002	1.115	0.999219	$30.33
102.34	-0.042	0.002	0.877	0.999219	$26.57
102.93	0.006	0.002	1.019	0.999219	$27.06
105.58	0.026	0.002	1.079	0.999219	$29.18
103.39	-0.021	0.002	0.940	0.999219	$27.40
103.94	0.005	0.002	1.018	0.999219	$27.87
108.58	0.045	0.002	1.136	0.999219	$31.64
112.72	0.038	0.002	1.116	0.999219	$35.29
109.39	-0.030	0.002	0.913	0.999219	$32.21
110.23	0.008	0.002	1.025	0.999219	$32.99
97.00	-0.120	0.002	0.642	0.999219	$21.16
Return on $25 investment after 12 months:			-15.36%

In this hypothetical example, the relevant Treasury futures index demonstrates both monthly increases and decreases over the 12 month period. Because the current principal amount is reset each month, these monthly increases and decreases affect the current principal amount in a different manner than if the current principal amount were adjusted by measuring the change in the Treasury futures index from its starting level of 100 to its ending level of 97. While this represents a 3% decrease in the value of the Treasury futures index over the 12 month period, the securities demonstrate a negative return of -15.36%. This is because the Treasury futures index had months of depreciation which decreased the current principal amount despite other months of appreciation.

Example 4 – The Index increases some months and decreases in others; the securities demonstrate a positive return

Monthly Performance of Treasury Futures Index and TBill Index			Securities
Treasury Futures Index	Treasury Futures Index Return	TBill Index Return	Index Factor	Fee Factor	Current Principal Amount
100.00	–		–	–	$25.00
100.00	0.000	0.002	1.002	0.999219	$25.03
100.32	0.003	0.002	1.012	0.999219	$25.30
99.52	-0.008	0.002	0.978	0.999219	$24.73
100.24	0.007	0.002	1.024	0.999219	$25.29
99.51	-0.007	0.002	0.980	0.999219	$24.77
100.48	0.010	0.002	1.031	0.999219	$25.53
99.89	-0.006	0.002	0.984	0.999219	$25.11
99.89	0.000	0.002	1.002	0.999219	$25.14
99.97	0.001	0.002	1.004	0.999219	$25.23
99.55	-0.004	0.002	0.989	0.999219	$24.94
99.79	0.002	0.002	1.009	0.999219	$25.15
100.01	0.002	0.002	1.009	0.999219	$25.35
Return on $25 investment after 12 months:			1.40%

In this hypothetical example, the relevant Treasury futures index demonstrates both monthly increases and decreases over the 12 month period. While there was a marginal increase in the value of the Treasury futures index over the 12 month period, the securities demonstrate a positive return on the $25 investment. This is because the Treasury futures index had months of appreciation which increased the current principal amount despite subsequent months of depreciation and minimal appreciation.

Example 5 – The Index increases some months and decreases in others; the securities lose their entire value

Monthly Performance of Treasury Futures Index and TBill Index			Securities
Treasury Futures Index	Treasury Futures Index Return	TBill Index Return	Index Factor	Fee Factor	Current Principal Amount
100.00	–		–	–	$25.00
85.00	-0.150	0.002	0.552	0.999219	$13.79
112.00	0.318	0.002	1.955	0.999219	$26.94
115.00	0.027	0.002	1.082	0.999219	$29.13
90.00	-0.217	0.002	0.350	0.999219	$10.18
80.00	-0.111	0.002	0.669	0.999219	$6.80
85.00	0.063	0.002	1.190	0.999219	$8.09
70.00	-0.176	0.002	0.473	0.999219	$3.82
60.00	-0.143	0.002	0.573	0.999219	$2.19
65.00	0.083	0.002	1.252	0.999219	$2.74
50.00	-0.231	0.002	0.310	0.999219	$0.85
20.00	-0.600	0.002	-0.798	0.999219	$0.00
22.00	0.100	0.002	1.302	0.999219	$0.00
Return on $25 investment after 12 months:			-100.00%

In this hypothetical example the relevant Treasury futures index demonstrates both monthly increases and decreases over the 12 month period. However, in this hypothetical example, the securities lose the entire initial investment amount of $25 due to overall negative monthly performances. This is because the securities will be automatically accelerated if at any time their repurchase value equals zero. In such case, you will lose your entire investment in the securities. As such, even though the Treasury futures index increased in the last month of the example, the current principal amount for the securities did not benefit from the increase in the Treasury futures index as the securities were accelerated for the prior month’s zero repurchase value.

Historical Information

The short Treasury futures index seeks to measure the performance of a notional short position in Ultra T-Bond Futures. The long Treasury futures index seeks to measure the performance of a notional long position in Ultra T-Bond Futures. The TBill index is intended to approximate the returns from investing in three-month United States Treasury bills on a rolling basis. Ultra T-Bond Futures are futures contracts traded on CBOT whose underlying assets are U.S. Treasury bonds with a remaining term to maturity of not less than 25 years from the first day of the futures contract delivery month. The Ultra T-Bond Futures contract began trading on CBOT on January 11, 2010.

The following graphs set out the historical performance of the securities from July 9, 2010 to July 9, 2015, the historical performance of the short Treasury futures index and the long Treasury futures index from July 9, 2010 to July 9, 2015 and the historical performance of the TBill index from July 9, 2010 to July 9, 2015. The historical performance of each of the securities shown below reflect the daily repurchase values of such security calculated on each trading day from July 9, 2010 to July 9, 2015 and do not reflect the actual trading prices of such security.

Prior to the August 2010 rolling period, the Treasury futures index methodology provided for rolling of the futures contract underlying each Treasury futures index over the last five business days of the month preceding the contract expiration month. Beginning with the August 2010 rolling period, the methodology was modified to provide for rolling of the futures contract over the five consecutive business days ending on the business day immediately prior to the first delivery notice date of the expiring futures contract. Thus, beginning with the August 2010 rolling period, the rolling period for each Treasury futures index begins and ends one business day earlier than such period began and ended for roll months prior to August 2010. See “The Indices–The Treasury Futures Indices” for a description of the methodology applicable to the Treasury futures indices.

The graphs below do not represent the actual return you should expect to receive on the securities. Historical performance of the securities, the Treasury futures indices and the TBill index are not indicative of future performance of the sub-indices or your investment in the securities. The securities do not guarantee any return of, or on, your initial investment. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

220
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100
Closing Level
09-Jul-10
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09-Jul-14
09-Jul-15

240
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9-Jul-10
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RISK FACTORS

The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. The securities are riskier than ordinary unsecured debt securities and do not guarantee a return of principal or pay any interest. The securities may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date, and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse or leveraged investment results by means of securities that reset their exposure monthly. Investing in the securities is not equivalent to investing directly in United States Treasury bonds or futures contracts relating to such bonds.

This section describes the most significant risks relating to an investment in the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the securities.

The securities do not guarantee any return of principal and you may lose all or a significant portion of your investment in the securities

The securities do not guarantee any return of principal. The cash payment, if any, on your securities on the maturity date or a repurchase date will be based on the month-over-month performance of the Index prior to the maturity date or repurchase date and will be reduced by the investor fee. You may lose all or a significant amount of your investment in the securities if there are repeated or severe adverse monthly performances in the Index. Moreover, because the investor fee will reduce the amount of your return regardless of whether the Index increases or decreases, you will lose some or all of your investment at maturity or upon repurchase if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee.

The securities are not designed to be long-term investments

Each security offers investors exposure to the month-over-month performance of its respective Index measured from the first calendar day to the last calendar day of each month. Therefore, the securities may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse or leveraged investment results by means of securities that reset their exposure monthly. On a month-to-month basis, the performance of the securities will be positively affected by three times any positive performance and negatively affected by three times any negative performance of the applicable Treasury futures index. This leverage feature of the securities, when combined with the monthly application of the index factor and fee factor and monthly reset of the principal amount, will likely cause the performance of the securities to differ significantly from the performance of the relevant Index. For example, if over six months the relevant Treasury futures index appreciated 10%, the repurchase value of the securities (including 3x leverage) will not have appreciated 30%. Rather, the repurchase value will depend on the month-over-month performances of the Index. Furthermore, more volatile month-over-month performances of the Index will magnify the divergence of the return on the securities from the performance of the Index. In addition, because we have the right to call the securities at any time, you may be required to sell your investment in the securities earlier than you had otherwise planned and may not be able to find an alternative investment with similar risk-return characteristics. As a result, you should consider your investment horizon as well as your potential trading costs when evaluating an investment in the securities and you should regularly monitor your holdings of the securities to ensure that they remain consistent with your investment strategies.

Any payment on the securities is subject to our ability to pay our obligations as they become due

The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

The securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

A subordination to the claims of other creditors or other Resolution Measures may become applicable to the securities by operation of law even in the absence of explicit provisions, acknowledgements or waivers in the terms of the securities

On May 15, 2014, the European Parliament and the Council of the European Union published a directive for establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the

European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. Pursuant to the Resolution Act, the securities may be subject to the powers exercised by our competent resolution authority to write down, including write down to zero, the claims for payment in respect of the securities, to convert the securities into ordinary shares or other instruments qualifying as core equity tier 1 capital, or to apply any other resolution measure including (but not limited to) a transfer of the securities to another entity, an amendment to the terms and conditions of the securities or a cancellation of the securities. We refer to each of these measures pursuant to German and European law as applicable to us from time to time in effect, as a “Resolution Measure.” We expect additional Resolution Measures to become applicable to us when the European regulation of July 15, 2014 relating to the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (commonly referred to as the “SRM Regulation”) becomes effective on January 1, 2016. On May 26, 2015, the German Federal Government published a draft bill of a Resolution Mechanism Act (Abwicklungsmechanismusgesetz). One of this law’s primary purposes would be to conform German law to the SRM Regulation. In addition, the draft bill proposes that in the event of an insolvency proceeding senior unsecured debt instruments would by operation of law rank junior to all other outstanding unsecured unsubordinated obligations, but in priority to all contractually subordinated instruments. The proposed subordination would not apply if the terms of the senior unsecured debt instruments provide that (i) the repayment amount depends on the occurrence or non-occurrence of a future event, or will be settled in kind, or (ii) the interest amount depends on the occurrence or non-occurrence of a future event, unless it depends solely on a fixed or variable reference interest rate and will be settled in cash. Instruments that are typically traded on money markets would not be subject to the proposed subordination. The proposed order of priorities would apply to insolvency proceedings commenced on or after January 1, 2016. If enacted, the proposed subordination of senior unsecured debt instruments could apply to the securities, which would most likely result in a larger share of loss being allocated to these instruments in the event of an insolvency proceeding or the imposition of any Resolution Measures by the competent resolution authority. The final version of the Resolution Mechanism Act may provide for additional Resolution Measures that may become applicable to us. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of the securities that are subordinated by operation of law will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims. A Resolution Measure may apply to us if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities.

Implementation of the Resolution Act, the Resolution Mechanism Act and any applicable supervisory law (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to the securities. As a result, if a Resolution Measure becomes applicable to us, the securities may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares or other instruments qualifying as core equity tier 1 capital, transferred to another entity, amended or cancelled. The precise effects on the securities that will result from the implementation of the Resolution Act, the Resolution Mechanism Act and the applicable supervisory law remain uncertain. You should consider the risk that you may lose some or all of your investment in the securities.

Even if the relevant Treasury futures index and TBill index at maturity or upon repurchase by Deutsche Bank have increased relative to their levels at the time you purchased the securities, you may receive less than your initial investment in the securities and you could lose your entire investment

Because the return on your securities at maturity or upon repurchase is dependent upon the month-over-month performance of the Index prior to the maturity date or repurchase date, and will be reduced by the investor fee, even if the relevant Treasury futures index and TBill index at maturity or upon repurchase have increased relative to their initial levels on a point-to-point basis, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment and you could lose your entire investment. The month-over-month performances of the sub-indices as reflected in the applicable index factor will need to offset the impact of the investor fee each month for the current principal amount to increase. Further, even if at maturity or upon a repurchase the relevant Treasury futures index and TBill index have increased relative to their initial levels, this may not be enough to offset prior months of negative monthly performance which could have reduced the current principal amount significantly. Similarly, any increase of the relevant Treasury futures index and TBill index during a particular month will not necessarily be reflected in the current principal amount when it is reset on the next monthly reset date. Instead, the reset of the current principal amount will be determined solely on the basis of the levels of the relevant Treasury futures index and TBill index at the end of the month compared to such levels at the beginning of the month.

If you invest in the securities, any negative monthly performance of the relevant Treasury futures index will result in the current principal amount of your securities decreasing at a rate of 3% for every 1% of negative performance of the relevant Treasury futures index (subject to the effect of the TBill index and the application of the fee factor)

If you invest in the securities, you will be exposed on a leveraged basis to any negative monthly performances of the relevant Treasury futures index. This means that if the relevant Treasury futures index experiences a negative monthly performance, the current principal amount will be decreased at a rate of 3% for every 1% of negative performance of the relevant Treasury futures index, subject to the effect of the TBill index and the application of the fee factor. While the monthly reset of the current principal amount is designed to reduce the effect of the leverage on any negative performance over time, it does not mitigate the effect of the leverage on any single month’s negative performance.

If the current principal amount increases, any subsequent negative monthly performance will result in a larger dollar decrease of the current principal amount than if the current principal amount had remained constant

If the current principal amount increases, the dollar amount that can be lost in any single month from a negative monthly performance will be greater than if the current principal amount had remained constant. For example, if the current principal amount increases, you will lose more than 3% of your initial investment for each 1% of negative monthly performance of the relevant Treasury futures index. This is because the applicable index factor will be applied to a larger current principal amount.

If the current principal amount decreases, any subsequent positive monthly performance will result in a smaller dollar increase of the current principal amount than if the current principal amount had remained constant

If the current principal amount decreases, the dollar amount that can be gained in any single month from a positive monthly performance will be less than if the current principal amount had remained constant. For example, if the current principal amount decreases, you will gain less than 3% of your initial investment for each 1% of positive monthly performance of the relevant Treasury futures index and, because the applicable index factor will be applied to a smaller current principal amount, it will take larger positive monthly performances to restore the value of your investment back to the amount of your initial investment.

Increased volatility in the Treasury futures indices could adversely affect the performance of the securities

The securities are linked to the month-to-month performance of the relevant Treasury futures index. Because of the monthly reset feature, increased volatility in the relevant Treasury futures index is likely to have a negative effect on the value of the securities. Positive performance of the relevant Treasury futures index during one month will not necessarily offset negative performance in a different month, and the principal amount of the securities could decrease, perhaps significantly, even if the level of the relevant Treasury futures index ultimately increases or remains the same. The securities are not designed to be long-term investments.

We may repurchase the securities at any time

We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event. As a result, you may not be able to hold the securities for the time period you originally anticipated. If we elect to redeem the securities, you will be entitled to receive only the applicable repurchase value of your securities. Depending on the performance of the Index during the term of the securities, the applicable repurchase value may be below the initial offering price and may be below the price you paid for your securities.

Your securities could be accelerated in which case you would lose your entire investment before the scheduled maturity of the securities

Because the current principal amount is reset each month, negative monthly performances will be reflected in the current principal amount each month rather than only upon repurchase or at maturity. If there are severe or repeated negative monthly performances during the term of the securities, the repurchase value on any trading day could be reduced to zero. If this occurs, the securities will automatically accelerate for an amount equal to the zero repurchase value and you will lose your entire investment.

There are restrictions on the minimum number of securities you may offer to Deutsche Bank for repurchase

You must offer at least 200,000 securities from a single offering to Deutsche Bank for repurchase at one time on any repurchase date and multiples of 50,000 securities in excess thereof. The minimum repurchase amount of 200,000 securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause Deutsche Bank to repurchase your securities. For the purpose of satisfying the minimum repurchase amount, you cannot combine securities from separate offerings. See “Specific Terms of the Securities – Repurchase Procedures” for more information.

If you wish to offer more than 200,000 securities for repurchase by Deutsche Bank, you must do so in increments of 50,000 securities. For example, if you hold 273,000 securities from one offering, you may offer 200,000 or 250,000 securities for repurchase. However, you may not individually offer the entire amount of your holdings because 273,000 is not an integral multiple of 50,000. If you choose to offer 200,000 or 250,000 securities for repurchase, you will not be able to offer your remaining securities, 73,000 securities in the prior case or 23,000 securities in the latter case, for repurchase.

A fee of up to $0.03 per security may be charged upon a repurchase at your option

DBSI may charge a fee of up to $0.03 per security upon a repurchase at your option. The imposition of this fee will mean that you will not receive the full amount of the repurchase value, if any, upon such a repurchase.

You may not be able to offer your securities for repurchase if the total number of securities outstanding has fallen to a level that is close to or below 200,000

You must own at least 200,000 securities in order to require us to repurchase your securities. Accordingly, if the total number of securities outstanding has fallen to a level that is close to or below 200,000, you may not be able to avail yourself of the repurchase option. Even if we issue securities well in excess of the approximately 7,910,000 3x Short UST ETNs or 140,000 3x Long UST ETNs as of July 10, 2015, the number of securities outstanding at any time may decline to be close to or less than 200,000 as a result of investors or market makers exercising their repurchase rights. The unavailability of the repurchase right can result in the securities trading in the secondary market at discounted prices significantly below the intraday indicative security value. If you had to sell your securities at such a time, you could suffer significant losses.

A repurchase at your option will be deemed ineffective if the conditions for electing such repurchase right are not met

Your offer to Deutsche Bank to repurchase your securities on a repurchase date is only valid if DBSI receives your offer for repurchase from your broker by no later than 1:00 p.m., New York City time, on your desired valuation date. If DBSI does not receive your offer for repurchase by 1:00 p.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. See “Specific Terms of the Securities — Repurchase Procedures” for more information.

The market value of the securities may be influenced by many unpredictable factors

The market value of your securities may fluctuate between the date you purchase them and the applicable valuation date or the final valuation date. You may also sustain a significant loss if you sell the securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the securities. We expect that generally the level of the Index and the interest rates on the United States Treasury bonds underlying the Ultra T-Bond Futures contract will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include:

•	the level of the relevant Treasury futures index and TBill index, which will in turn be affected by, among other things, government fiscal policy and monetary policies of the Federal Reserve Board; inflation and expectations concerning inflation; supply and demand for U.S. Treasury bonds and Treasury bills; the prevailing market and futures prices and yields for U.S. Treasury bonds of variable maturities; the market prices and yields of the U.S. Treasury bonds underlying Ultra T-Bond Futures contracts; the prevailing spread between yields on U.S. Treasury bonds and the yields on other investable fixed income securities and equity securities; and market expectations of interest rates on U.S. Treasury bonds and Treasury bills and of macroeconomic trends and future rates of inflation in the United States;

•	the volatility of the relevant Treasury futures index and TBill index;

•	the time remaining to the maturity of the securities;

•	supply and demand for the securities, including inventory positions with any market maker or possible shortages in the event we decide to suspend or permanently discontinue issuances of the securities;

•	geopolitical conditions and other economic, financial, political, regulatory or judicial events that affect the levels of the relevant Treasury futures index and TBill index;

•	the prevailing interest rates and yields in the market generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your securities may offset or enhance the effect of another factor.

The Treasury futures indices comprise notional assets

The exposure to Ultra T-Bond Futures provided by the Treasury futures indices is purely notional and will exist solely in the records maintained by or on behalf of the calculation agent. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest, and the Treasury futures indices do not reflect actual cash investments in Ultra T-Bond Futures.

The securities are subject to interest rate risk

The levels of the Treasury futures indices are affected by the market prices of Ultra T-Bond Futures and U.S. Treasury bonds underlying Ultra T-Bond Futures, which are volatile and significantly influenced by a number of factors, particularly the yields on the Ultra T-Bond Futures and U.S. Treasury bonds underlying Ultra T-Bond Futures as compared to current market interest rates and the actual or perceived credit quality of the United States government. Interest rates are subject to volatility due to a variety of factors, including:

•	sentiment regarding underlying strength in the U.S. economy and global economies;

•	expectation regarding the level of price inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	central bank policy regarding interest rates; and

•	performance of capital markets.

Fluctuations in interest rates could affect the value of Ultra T-Bond Futures, the Treasury futures indices and the securities.

The market value of the securities may be influenced by unpredictable changes in the government and economy of the United States

The Treasury futures indices seek to measure the performance of notional long and short positions in Ultra T-Bond Futures. Ultra T-Bond Futures are futures contracts whose underlying assets are U.S. Treasury bonds with a remaining term to maturity of not less than 25 years from the first day of the futures contract delivery month. The market price of an Ultra T-Bond Futures contract generally increases or decreases in connection with, among other factors, the market’s expectations about increases or decreases in the market price of the contract’s underlying U.S. Treasury bonds. Accordingly, the market value of the securities may be affected by unpredictable changes, or expectations of changes, in the local market for U.S. Treasury bonds. Changes in the United States that may influence the market value of the securities include:

•	economic performance, including any financial or economic crises and changes in the gross domestic product, the principal sectors, inflation, employment and labor, and prevailing prices and wages;

•	the monetary system, including monetary policy, exchange rate policy, economic and tax policies, banking regulation, credit allocation and exchange controls;

•	the external sector, including the amount and types of foreign trade, the geographic distribution of trade, the balance of payments, and reserves and exchange rates;

•	public finance, including the budget process, any entry into or termination of any economic or monetary agreement or union, the prevailing accounting methodology, the measures of fiscal balance, revenues and expenditures, and any government enterprise or privatization program; and

•	public debt, including external debt, debt service and the debt record.

These factors interrelate in complex ways, and the effect of one factor on the market value of U.S. Treasury bonds underlying Ultra T-Bond Futures, and therefore of Ultra T-Bond Futures contracts, may offset or enhance the effect of another factor.

Historical levels of the sub-indices should not be taken as an indication of the future performance of the Index during the term of the securities

The actual performance of the sub-indices over each month during the term of the securities, as well as the amount payable at maturity or upon earlier repurchase by Deutsche Bank, may bear little relation to the historical calculations of the sub-indices.

The index sponsor may adjust the sub-indices in ways that affect the levels of the sub-indices, and the index sponsor has no obligation to consider your interests

Deutsche Bank, as index sponsor of each sub-index, determines the composition of the sub-indices and can add to, delete or substitute the components currently composing the sub-indices or make other changes that could change the levels of the sub-indices. Additionally, the index sponsor may alter, discontinue or suspend a sub-index. Any of these actions could adversely affect the value of the securities. The index sponsor has no obligation to consider your interests in revising a sub-index.

Your return will not reflect the return on a direct investment in Ultra T-Bond Futures

The return on your securities will not match the return you would have received had you invested directly in Ultra T-Bond Futures. In particular, an investment in the securities is subject to the investor fee which reduces the amount of your return at maturity or upon repurchase of the securities by Deutsche Bank and the monthly reset of the current principal amount.

The securities may not be a suitable investment for you

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the levels of the sub-indices; you are not willing to be exposed to changes in interest rates in the United States; you seek a guaranteed return of principal; you believe the applicable index factor will decrease or not increase sufficiently to offset the impact of the investor fee during the term of the securities; you seek an investment which measures the simple performance of the relevant Treasury futures index over a period equivalent to the term of the securities, rather than its month-over-month performance; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

Changes in our credit ratings may affect the market value of your securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your securities. However, because the return on your securities is dependent upon certain factors in addition to our ability to pay our obligations on your securities, an improvement in our credit ratings will not reduce the other investment risks related to your securities or increase the market value of your securities.

You will not receive interest payments on the securities or have rights in the sub-index components

You will not receive any periodic interest payments on the securities. As an owner of the securities, you will not have rights that investors in the components of the relevant Treasury futures index or TBill index may have. You will receive cash for your securities, if any, and you will have no right to receive delivery of any of the components of the relevant Treasury futures index or TBill index.

There may not be an active trading market in the securities; sales in the secondary market may result in significant losses

Although the securities are listed on NYSE Arca, a trading market for your securities may not develop and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. Furthermore, we are under no obligation to issue or sell additional securities at any time. If the securities are delisted or a sufficiently active secondary market in the securities does not exist, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so and the securities may trade at a significant discount to their intraday indicative security value. In addition, you may be unable to exercise the repurchase option if there is not enough liquidity in the securities to allow you to purchase additional securities in the secondary market in order to hold the minimum 200,000 securities required for repurchase. Suspension of additional issuances of the securities could further reduce liquidity, if investors subsequently exercise their right to have the securities repurchased by us.

Suspension or disruptions of market trading in futures contracts may adversely affect the value of your securities

Futures markets like CBOT, the market for the Ultra T-Bond Futures contract underlying the Treasury futures indices, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. We have no control over the imposition or removal of such limits. These circumstances could affect the value of the Treasury futures indices and therefore could adversely affect the value of your securities.

Postponement of a valuation date may result in a reduced amount payable at maturity or upon earlier repurchase

As the payment at maturity or upon earlier repurchase is a function of, among other things, the applicable daily index factor on the final valuation date or applicable valuation date, as the case may be, the postponement of any valuation date may result in the application of a different applicable daily index factor and, accordingly, decrease the payment you receive at maturity or upon earlier repurchase.

Concentration risks associated with the Index may adversely affect the value of your securities

Each Treasury futures index is composed of a single futures contract, the Ultra T-Bond Futures contract trading on CBOT, and thus is less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other bond indices may be more diversified than the Treasury futures indices in terms of both the number and variety of futures contracts on bonds. You will not benefit, with respect to the securities, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

Trading by Deutsche Bank and other transactions by Deutsche Bank and/or its affiliates in instruments linked to the sub-indices or their components may impair the market value of the securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we, through our affiliates, have entered into and expect to continue to enter into additional transactions to hedge our obligations under the securities. Such transactions may involve purchases or sales of the Ultra T-Bond Futures contract underlying the applicable Treasury futures indices, options on the Treasury futures indices, or other derivative instruments with returns linked to the performance of the Treasury futures indices or TBill index, or their components, and we may adjust our hedge positions by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the futures contract underlying the Treasury futures indices and the levels of the sub-indices and, therefore, the market value of the securities. It is possible that our hedging activities could produce substantial returns for us even though the market value of the securities declines.

We may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we could adversely affect the market value of the securities.

With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

Any of the foregoing activities described above may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investing strategies relating to the securities.

The liquidity of the market for the securities may vary materially over time

As of July 10, 2015, there were approximately 7,910,000 3x Short UST ETNs and 140,000 3x Long UST ETNs outstanding. Additional securities may be offered and sold from time to time through DBSI, acting as our agent. Also, the number of securities outstanding could be reduced at any time due to repurchases of the securities by Deutsche Bank as described in this pricing supplement. Accordingly, the liquidity of the market for the securities could vary materially over the term of the securities. While you may elect to offer your securities for repurchase by Deutsche Bank prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least 200,000 securities per offering or an integral multiple of 50,000 securities in excess thereof to Deutsche Bank at one time for repurchase on any repurchase date.

You may not be able to purchase or sell your securities in the secondary market at the intraday indicative security value, and paying a premium purchase price over the intraday indicative security value could lead to significant losses

The intraday indicative security value of the securities is not the same as the trading price of such securities in the secondary market. The intraday indicative security value is meant to approximate the economic value of the securities at any given time. On each trading day, the calculation agent will publish the intraday indicative security value for each offering of securities every 15 seconds under the Bloomberg symbols SBNDIV and LBNDIV. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee. In addition, the calculation agent will publish the daily repurchase value once a day for each offering of securities under the Bloomberg symbols SBNDRP and LBNDRP. The daily repurchase value on each trading day is calculated the same way as the intraday indicative security value, but uses the closing levels of the relevant sub-indices on such trading day.

The trading price of the securities at any time is the price that you may be able to sell or purchase the securities in the secondary market at such time, if one exists. The trading price of the securities at any time may vary significantly from their intraday indicative security value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Paying a premium purchase price over the intraday indicative security value of the securities could lead to significant losses in the event the investor sells such securities at a time when such premium is no longer present in the market place or such securities are redeemed (including at our option), in which case investors will receive a cash payment in an amount equal to the repurchase value on the applicable valuation date. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value

In our sole discretion, we may decide to issue and sell additional securities from time to time at a price based on the indicative value of such securities at that time, which may be significantly higher or lower than the face amount. The price of the securities in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such securities. Additionally, any securities held by us or an affiliate in inventory may be resold at then-current market prices or lent to market participants who may have made short sales of the securities.

However, we are under no obligation to issue or sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. If we stop selling additional securities for any reason, the price and liquidity of such securities in the secondary market could be materially and adversely affected, which may cause the securities to trade at a premium or discount in relation to their intraday indicative security value, but the intraday indicative security value and the daily repurchase value would not be affected. Furthermore, unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time, which might result in the reduction or elimination of any premium in the trading price that may have developed. Therefore, paying a premium purchase price over the intraday indicative security value of the securities could lead to significant losses.

Suspension of additional issuances of the securities can also result in a significant reduction in the number of outstanding securities, if investors subsequently exercise their right to have the securities repurchased by us. If the total number of outstanding securities has fallen to a level that is close to or below the minimum 200,000 securities required for repurchase, you may not be able to purchase enough securities to meet the minimum size requirement in order to exercise your repurchase right. The unavailability of the repurchase right can result in the securities trading in the secondary market at discounted prices below the intraday indicative security value. Having to sell your securities at a discounted sale price below the intraday indicative security value of the securities could lead to significant losses. Prior to making an investment in the securities, you should take into account whether or not the trading price is tracking the intraday indicative security value of the securities.

We or our affiliates may have economic interests adverse to those of the holders of the securities

Deutsche Bank and other affiliates of ours have engaged in and expect to engage in trading activities related to the components of the sub-indices, including trading derivative instruments with returns linked to the performance of the components of the sub-indices, for their accounts and for other accounts under their management. Such trading activities may not be for the account of holders of the securities or on their behalf and may present a conflict between the holders’ interest in the securities and the interests that DBSI and its affiliates will have in their proprietary accounts, in facilitating transactions, including futures, options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the levels of the sub-indices, could be adverse to the interests of the holders of the securities. Deutsche Bank and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the sub-indices. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Moreover, DBSI has published and in the future expects to publish research reports and trading advice with respect to some or all of the components of the sub-indices. This research and trading advice is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. The research and trading advice should not be viewed as a recommendation or endorsement of the securities in any way and investors must make their own independent investigation of the merits of this investment. Any of these activities by DBSI or its affiliates may affect the market price of the components of the Treasury futures indices and the levels of the sub-indices and, therefore, the market value of the securities. With respect to any of the activities described above, neither DBSI nor its affiliates have any obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

The index sponsor may discontinue the sub-indices and public disclosure of information relating to a sub-index may change over time

The index sponsor is under no obligation to continue to compile and publish the sub-indices and is not required to compile and publish any successor index if any sub-index is discontinued. If the index sponsor discontinues or suspends the compilation or publication of a sub-index, it may become difficult to determine the current principal amount, the market value of the securities or the amount payable at maturity or upon earlier repurchase by Deutsche Bank. Initially, Deutsche Bank AG, London Branch will serve as the calculation agent for the securities (the “calculation agent”). In the event the index sponsor discontinues or suspends the compilation or publication of a sub-index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by Deutsche Bank). If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued sub-index exists, the amount you will be entitled to receive at maturity or upon repurchase by Deutsche Bank will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities –Discontinuance or Modification of the Index” in this pricing supplement. If no successor index comparable to the discontinued sub-index exists, we may, in our sole and absolute discretion, elect to exercise our right to repurchase a particular offering of securities in whole but not in part and pay you the repurchase value determined by the calculation agent in its sole discretion, which may be significantly below the price you paid for the securities.

The policies of the index sponsor and any changes thereto that affect the composition and valuation of a sub-index could affect the amount payable on your securities and their market value

The policies of the index sponsor concerning the calculation of the level of a sub-index, additions, deletions or substitutions of the components in the sub-indices and the manner in which changes affecting a sub-index are reflected could affect the level of such sub-index and, therefore, the current principal amount, the amount payable on your securities at maturity or upon repurchase by Deutsche Bank and the market value of your securities prior to maturity.

Additional index components may satisfy the eligibility criteria for inclusion in any sub-index and the index components currently included in the Treasury futures indices may fail to satisfy such criteria. In addition, the index sponsor may modify the methodology for determining the composition and weighting of a sub-index, or for calculating the level of a sub-index due to certain fiscal, market, regulatory, juridical or financial circumstances affecting United States Treasury bonds, futures contracts on such bonds or 3-month Treasury bills. The index sponsor may also discontinue or suspend compilation or publication of a sub-index, in which case it may become difficult to determine the market value of such sub-index. Any such changes could adversely affect the value of your securities.

If events such as these occur, or if the level of a sub-index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such sub-index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Discontinuance or Modification of the Index” and “– Role of Calculation Agent.”

There are potential conflicts of interest between you and the calculation agent

We will serve as the calculation agent. The calculation agent will, among other things, determine the amount you will be entitled to receive for your securities at maturity or upon repurchase by Deutsche Bank. For a more detailed description of the calculation agent’s role, see “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

If the index sponsor were to discontinue or suspend compilation, calculation or publication of a sub-index and the index sponsor does not appoint another entity to calculate and publish such sub-index, it may become difficult to determine the level of such sub-index. If events such as these occur, or if the level of a sub-index is not available or cannot be calculated because of a market disruption event or for any other reason, the calculation agent may be required to make a good faith estimate in its sole discretion of the level of such sub-index. The circumstances in which the calculation agent will be required to make such a determination are described more fully under “Specific Terms of the Securities – Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a sub-index has occurred or is continuing on a valuation date, including the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

If a market disruption event has occurred or exists on a valuation date or the final valuation date, the calculation agent can postpone the determination of the index factor for each offering of securities, the maturity date or a repurchase date

The determination of the index factor for each offering of securities on a monthly valuation date, valuation date or final valuation date, may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on such valuation date. In case of such postponement, the corresponding repurchase date or the maturity date could be postponed accordingly.

If postponement of the determination of an index factor for a valuation date or the final valuation date, due to a market disruption event occurs, such postponement will continue until the next trading day on which there is no market disruption, up to five scheduled trading days. If a market disruption event causes the postponement of the determination of an index factor for a valuation date or the final valuation date for more than five scheduled trading days, the level of the relevant sub-index for the relevant repurchase date or the maturity date, as applicable, will be determined (or, if not determinable, estimated) by the calculation agent in good faith and in a manner which it considers commercially reasonable under the circumstances. See “Specific Terms of the Securities – Market Disruption Events.”

The U.S. federal income tax consequences of an investment in the securities are uncertain

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE INDICES

For the 3x Short UST ETNs, the Index is obtained by combining three times the returns on the DB Short US Treasury Bond Futures Index, which we refer to as the short Treasury futures index, with the returns on the DB 3-Month T-Bill Index, which we refer to as the TBill index.

For the 3x Long UST ETNs, the Index is obtained by combining three times the returns on the DB Long US Treasury Bond Futures Index, which we refer to as the long Treasury futures index, with the returns on the TBill index.

We refer to the short Treasury futures index and the long Treasury futures index together as the Treasury futures indices and each as a Treasury futures index.

The Treasury Futures Indices

The short Treasury futures index seeks to measure the performance of a notional short position in Ultra T-Bond Futures. The long Treasury futures index seeks to measure the performance of a notional long position in Ultra T-Bond Futures. Ultra T-Bond Futures are futures contracts traded on CBOT whose underlying assets are U.S. Treasury bonds with a remaining term to maturity of not less than 25 years from the first day of the futures contract delivery month. The Ultra T-Bond Futures contract began trading on CBOT on January 11, 2010. Prior to March 1, 2010, the Treasury futures indices sought to measure the performance of investing in 30-year United States Treasury bond futures contracts.

The closing price for the Ultra T-Bond Futures contract on an index business day is the price of such contract, expressed in U.S. dollars, at the regular close of the principal trading session on such day on CBOT, as published by CBOT for that index business day or, if in the determination of the index sponsor, a price is not available on such index business day (including by reason of there being an exchange holiday on such index business day), the price as published by CBOT for the immediately preceding index business day for which a price is available.

The Treasury futures indices are calculated on an excess return, or unfunded, basis and have been calculated back to a base date of August 29, 2003. On the base date the closing level of each Treasury futures index was 100.

Methodology

The Treasury futures indices do not reflect actual cash investments in Ultra T-Bond Futures contracts. The discussion below regarding the investment of index proceeds in the Ultra T-Bond Futures contract refers to a hypothetical investment in such contract, which hypothetical investment is used to determine the Treasury futures index level and for the purpose of explaining the methodology underlying the Treasury futures indices.

Each Treasury futures index is rebalanced monthly. On the last day of each month the index proceeds are reinvested into the Ultra T-Bond Futures contract, the underlying futures contract for each index, at the day’s closing price.

A rules-based approach is employed to replace, or roll, the underlying futures contract as it approaches maturity with a futures contract with a later maturity date. This replacement takes place quarterly, over five consecutive business days ending on the business day immediately prior to the first delivery notice date of the expiring futures contract. The first delivery notice date is the first date on which a person holding a position in an expiring futures contract may be notified that the contract will be settled by delivery of the underlying security. The index roll months are February, May, August and November.

During a rolling period for the short Treasury futures index, the expiring futures contract will be bought and the contract maturing in 3 months will be sold. Similarly, for the long Treasury futures index, the expiring futures contract will be sold and the contract maturing in 3 months will be bought. For example, at the end of February, in the case of the short Treasury futures index, the futures contract expiring in March is bought (to close out the existing short position) and the futures contract expiring in June is sold (to open a new short position), and, in the case of the long Treasury futures index, the futures contract expiring in March is sold (to close out the existing long position) and the futures contract expiring in June is bought (to open a new long position).

The roll into the new contracts occurs over a period of five business days with 20% of the old contracts bought, in the case of the short Treasury futures index, and 20% of the old contracts sold, in the case of the long Treasury futures index, each day. Proceeds are reinvested in new contracts on each business day in the rolling period. By the first delivery notice date for an expiring futures contract, the entire position for each Treasury futures index has been shifted into the new futures contract. During the quarterly roll period, a cost of 2 ticks (2/32nds), which represents the historically observed bid/offer spread for the contract, is deducted from each index. This cost is equivalent to $62.50 (tick value of $31.25 × 2) per futures contract that is rolled into and is distributed proportionately through the five day rolling period. As a result of the deduction of the roll cost, the levels of the Treasury futures indices will be lower than would otherwise be the case if such roll cost were not included and such levels will decrease if the Treasury futures indices do not generate sufficient returns to offset the effect of the deduction of the roll cost.

“Index business day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and a day on which the New York Stock Exchange, Inc. is open for general business.

Change in the methodology of the Treasury futures indices

The index sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the index sponsor currently employs the above described methodology to calculate the Treasury futures indices, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting United States Treasury bonds or futures contracts on such bonds) will not arise that would, in the view of the index sponsor, necessitate a modification of or change to such methodology and in such circumstances the index sponsor may make any such modification or change as it determines appropriate. The index sponsor may also make modifications to the terms of the Treasury futures indices in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Treasury futures indices. The index sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of closing levels and adjustments

In order to calculate the levels of the Treasury futures indices, the index sponsor polls Reuters every 15 seconds to determine the real time price of the relevant Ultra T-Bond Futures contract. The index sponsor then applies a set of rules to this value to create the indicative levels of the Treasury futures indices. These rules are consistent with the rules which the index sponsor applies at the end of each trading day to calculate the closing levels of the Treasury futures indices.

The index sponsor publishes the closing levels of the Treasury futures indices daily.

The intraday levels for the Treasury futures indices are reported on the following Bloomberg pages:
• short Treasury futures index:	“SBNDID <Index>”
• long Treasury futures index:	“LBNDID <Index>”
The daily closing levels for the Treasury futures indices are reported on the following Bloomberg pages:
• short Treasury futures index:	“DBBNDS <Index>”
• long Treasury futures index:	“DBBNDL <Index>”

Interruption of calculation of a Treasury futures index

Force majeure event

Calculation of a Treasury futures index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects such Treasury futures index or the relevant United States Treasury bonds. Upon the occurrence of any such force majeure event, the index sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of such Treasury futures index as it considers appropriate to determine any closing level on any such appropriate index business day; and/or

•	defer publication of the information relating to such Treasury futures index until the next index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to such Treasury futures index.

Treasury futures index disruption event

Additionally, calculation of a Treasury futures index may be disrupted by an event that would require the index sponsor to calculate the closing price in respect of the Ultra T-Bond Futures contract on an alternative basis were such event to occur or exist on a day that is a trading day for the Ultra T-Bond Futures contract on the relevant exchange. If such an index disruption event in relation to the Ultra T-Bond Futures contract as described in the prior sentence occurs and continues for a period of five successive trading days on the relevant exchange, the index sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days on the relevant exchange, or

•	if such period extends beyond the five successive trading days, the index sponsor may elect to replace the Ultra T-Bond Futures contract and make all necessary adjustments to the methodology and calculation of such Treasury futures index as it deems appropriate.

The DB 3-Month T-Bill Index

The TBill index is intended to approximate the returns from investing in 3-month United States Treasury bills on a rolling basis.

On any index business day, the closing level of TBill index is equal to the TBill index closing level on the index business day immediately preceding such index business day multiplied by the product of (i) the sum of (a) one and (b) the T-bill accrual factor for such index business day and (ii) the sum of (a) one and (b) the T-bill accrual factor for such index business day raised to the power of the number of days which are not index business days during the period from (but excluding) the index business day immediately preceding such index business day to (but excluding) such index business day. Expressed as a formula, the closing level of the TBill index is equal to:

TRd -1 × (1+TBAFd ) × (1+TBAFd )n

where:

“TR” is the TBill index closing level on the relevant index business day;

“d” is the relevant index business day;

“d-1” is the index business day immediately preceding the relevant index business day;

“TBAFd ” is the T-bill accrual factor for the relevant index business day; and

“n” is the number of days that are not index business days during the period from (but excluding) the index business day immediately preceding the relevant index business day to (but excluding) the relevant index business day.

For the purposes of this paragraph:

“T-bill accrual factor” means, in respect of an index business day, an amount calculated by the index sponsor in accordance with the following formula:

(1-91/360 × TBR)(-1/91) -1

where:

“TBR” means the closing three-month Treasury Bill rate appearing on Reuters Page US3MT = RR (or such page or service as may replace Reuters Page US3MT = RR for the purposes of displaying three-month Treasury Bill rates) in respect of the index business day immediately preceding such index business day (the “T-bill determination date”) or if such rate is not published in respect of the T-bill determination date, the closing three-month Treasury Bill rate last published prior to the T-bill determination date.

“Base date” means November 22, 1998. On the base date the closing level of the TBill index was 100.

VALUATION OF THE SECURITIES

The market value of the securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index and the interest rates on the United States Treasury bonds underlying the Ultra T-Bond Futures contract will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include, but are not limited to, supply and demand for the securities, including changes in supply related to inventory positions with any market maker and our decisions about whether or when to issue additional securities, the volatility of the sub-indices, prevailing interest rates, the volatility of securities markets, the time remaining to the maturity of the securities, economic, financial, political, regulatory or judicial events that affect the levels of the sub-indices, the general interest rate environment, as well as the perceived creditworthiness of Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the securities prior to maturity.

Repurchase Value

We refer to the amount you will be entitled to receive upon any early repurchase per security as the repurchase value. The repurchase value reflects the current principal amount and the performance of the Index from the last monthly reset date to the close of trading on the applicable valuation date, reduced by the investor fee on such trading day. On each trading day, the repurchase value will be calculated as follows:

Current principal amount × applicable index factor on the trading day

× fee factor on the trading day

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

The calculation agent will publish the daily repurchase value for each offering of securities on the following Bloomberg pages:

• 3x Short UST ETNs:	“SBNDRP”
• 3x Long UST ETNs:	“LBNDRP”

Intraday Indicative Security Value

We also calculate and publish during each trading day an intraday indicative security value, which is meant to approximate the economic value of the securities at any given time during the trading day. It is calculated using the same formula as the repurchase value, except that instead of using the closing levels of the sub-indices, the calculation is based on the intraday levels of the sub-indices at the particular time. In calculating the intraday indicative security value at any given time, the calculation agent will take into account the current principal amount, the performance of the relevant Index from the last monthly reset date to such time and the deduction of the investor fee in accordance with the formula set forth below:

Current principal amount × applicable index factor calculated based on the level of the Index at such time

× fee factor for the day on which such time occurs

The intraday indicative security value is not the same as the trading price of the securities and is not a price at which you can buy or sell the securities in the secondary market. The trading price of the securities at any time may vary significantly from their intraday indicative security value. Investors can compare the trading price of the securities against the intraday indicative security value to determine whether the securities are trading in the secondary market at a premium or a discount to the economic value of the securities at any given time. Investors are cautioned that paying a premium purchase price over the intraday indicative security value at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us. It is also possible that the securities will trade in the secondary market at a discount below the intraday indicative security value and that investors would receive less than the intraday indicative security value if they had to sell their securities in the market at such time.

We will publish the intraday indicative security value for each offering of securities every 15 seconds on the following Bloomberg pages:

• 3x Short UST ETNs:	“SBNDIV”
• 3x Long UST ETNs:	“LBNDIV”

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the securities should read the section entitled “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement. The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the securities and of the senior indenture, dated as of November 22, 2006, among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York, as trustee (referred to as the trustee), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, under which the securities will be issued (as may be amended and supplemented from time to time, the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

No Interest

We will not make any interest payments during the term of the securities.

Denomination/Face Amount

The denomination and face amount of each security is $25. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.

Payment at Maturity

If you hold your securities to maturity, subject to the credit of the Issuer, you will be entitled to receive a payment per security, if any, that will depend on the month-over-month performance of the Index as reflected in the current principal amount and index factor for the particular offering of securities, reduced by the investor fee.

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

At maturity, your payment per security, if any, will be calculated as:

Current principal amount × applicable index factor on the final valuation date
× fee factor on the final valuation date

where,
Current principal amount	=	For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:
New current principal amount	=	Previous current principal amount × applicable index factor on the applicable monthly valuation date × fee factor on the applicable monthly valuation date
Index factor		for the 3x Short UST ETNs = 1 + TBill index return + (3 × short Treasury futures index return) for the 3x Long UST ETNs = 1 + TBill index return + (3 × long Treasury futures index return)

where,
each Treasury futures index return and the TBill index return will be calculated as follows:
Treasury futures index return	=	Treasury futures index closing level – Treasury futures index monthly initial level Treasury futures index monthly initial level
TBill index return	=	TBill index closing level – TBill index monthly initial level TBill index monthly initial level

On any given day, the fee factor will be calculated as follows:
Fee factor	=	1 – [investor fee × day count fraction]
where,

Investor fee	=	0.95% per annum
Day count fraction	=	For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

For the initial calendar month, the Treasury futures index monthly initial level was equal to: (i) for the short Treasury futures index, 63.5444, and (ii) for the long Treasury futures index, 140.5847. For each subsequent calendar month, the Treasury futures index monthly initial level will equal the relevant Treasury futures index closing level as of the opening of trading on the monthly reset date for that calendar month.

The Treasury futures index closing level will equal: (i) for the short Treasury futures index, the closing level of the short Treasury futures index as reported on Bloomberg page “DBBNDS <Index>”, and (ii) for the long Treasury futures index, the closing level of the long Treasury futures index as reported on Bloomberg page “DBBNDL <Index>”, subject in each case to the occurrence of a market disruption event as described under “Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the relevant Treasury futures index is published, the Treasury futures index closing level for such Treasury futures index will equal such level on the immediately preceding trading day.

For the initial calendar month, the TBill index monthly initial level was equal to 236.6172. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.

The TBill index closing level will equal the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M<Index>”, subject to the occurrence of a market disruption event as described under “Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the TBill index is published, the TBill index closing level will equal such level on the immediately preceding trading day.

The inception date of the securities is June 28, 2010.

The monthly reset date, for each calendar month, is the first calendar day of that month beginning on August 1, 2010 and ending on May 1, 2040.

The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on July 31, 2010 and ending on April 30, 2040.

The final valuation date is May 25, 2040 or the next trading day if such day is not a trading day, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The maturity date is May 31, 2040 or the next business day if such day is not a business day, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

A trading day is a day on which (i) the values of the sub-indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by Deutsche Bank, as calculation agent, in its sole discretion.

A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Repurchase at Your Option

Prior to maturity, you may, subject to certain restrictions, offer for repurchase by Deutsche Bank a minimum of 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering. If you comply with the repurchase procedures described below, Deutsche Bank will be obligated to repurchase your securities, and on the applicable repurchase date, you will be entitled to receive in exchange for those securities you have selected for repurchase a cash payment per security equal to the repurchase value on the applicable valuation date.

On any trading day, the repurchase value will equal:

Current principal amount × applicable index factor on the trading day × fee factor on the trading day

A valuation date is the trading day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Repurchase Procedures

To effect a repurchase, you must irrevocably offer at least 200,000 securities (or an integral multiple of 50,000 securities in excess thereof) from a single offering to DBSI no later than 1:00 p.m., New York City time, on your desired valuation date, which may be any trading day from and including the initial settlement date to and including the final valuation date, subject to postponement in the event of a market disruption event as described under “– Market Disruption Events.” The repurchase date for your securities will be the third business day following the applicable valuation date.

If you wish to offer your securities for repurchase, you and your broker must follow the following procedures:

•	your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 1:00 p.m., New York City time, on your desired valuation date. You must offer at least 200,000 securities or an integral multiple of 50,000 securities in excess thereof for repurchase by Deutsche Bank on any repurchase date. You may not combine securities from separate offerings for the purpose of satisfying the minimum repurchase amount. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 1:00 p.m., New York City time, on your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the applicable repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding.

DBSI may charge a fee of up to $0.03 per security that is repurchased at your option.

Repurchase at Our Option

We may, in our sole discretion, redeem a particular offering of securities in whole but not in part on any trading day occurring on or after the inception date for an amount in cash per security equal to the repurchase value on the applicable valuation date. If we elect to redeem a particular offering of securities, we will give you notice not less than five business days prior to the call date (the “call notice date”). If we exercise our right to repurchase a particular offering of securities, we will deliver an irrevocable call notice to DTC, the holder of the global security. The valuation date applicable to such repurchase will be the call notice date, subject to postponement due to a market disruption event as described under “– Market Disruption Events.” The last day on which we may deliver a call notice is May 25, 2040. The “repurchase date” will be the third business day following the applicable valuation date.

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Acceleration Upon Zero Repurchase Value

If the repurchase value on any trading day equals zero for a particular offering of securities, those securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the holders will not receive any payment in respect of their investment.

Default Amount on Event of Default Acceleration

If an event of default occurs and the maturity of the securities is accelerated, we will pay the default amount in respect of each security at maturity. We describe the default amount below under “– Default Amount.”

For the purpose of determining whether the holders of our Series A global notes, of which the securities are a part, are entitled to take any action under the indenture, we will treat the initial principal amount of each security outstanding as the principal amount of that security. Although the terms of the securities may differ from those of the other Series A global notes, holders of specified percentages in principal amount of all Series A global notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A global notes, including the securities. This action may involve changing some of the terms that apply to the Series A global notes, accelerating the maturity of the Series A global notes after a default or waiving some of our obligations under the indenture.

Default Amount

If an event of default occurs under the indenture referenced in the accompanying prospectus supplement and the maturity of the securities is accelerated, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the securities offered by this pricing supplement. Such additional securities will be fungible with the outstanding securities. However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time. Furthermore, you should be aware that, unless we indicate otherwise, if we suspend selling additional securities, we reserve the right to resume selling additional securities at any time. See “Risk Factors — There may not be an active trading market in the securities; sales in the secondary market may result in significant loses” and “— We may issue and sell additional securities from time to time but we are under no obligation to do so. Any limitation or suspension on the issuance of the securities may materially and adversely affect the price and liquidity of the securities in the secondary market and may cause the securities to trade at a premium or discount in relation to their intraday indicative security value.”

Market Disruption Events

A disrupted day is any trading day on which a market disruption event occurs or is continuing.

If any monthly valuation date, valuation date or the final valuation date (each a “reference date”) is a disrupted day with respect to a sub-index, the closing level of such sub-index on the next succeeding trading day that is not a disrupted day will be deemed to be the closing level of such sub-index for such reference date; provided that if the five successive trading days immediately following such reference date are all disrupted days, the calculation agent will determine, in its sole discretion, the closing level of such sub-index for such reference date on the fifth trading day immediately following such reference date, notwithstanding that such fifth trading day is a disrupted day. If any valuation date or the final valuation date is a disrupted day with respect to any sub-index and the date as of which the calculation agent determines the closing levels of the sub-indices falls less than three business days prior to the scheduled repurchase date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing levels of the sub-indices for such valuation date or the final valuation date, as applicable.

Any of the following will be a market disruption event:

•	a termination or suspension of, or material limitation or disruption in the trading of the Ultra T-Bond Futures contract (including, but not limited to, the occurrence or announcement of a day on which there is a limitation on, or suspension of, the trading of the Ultra T-Bond Futures contract imposed by CBOT or other relevant exchange on which the Ultra T-Bond Futures contract is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such exchange); or

•	the settlement price of the Ultra T-Bond Futures contract has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of CBOT or any other relevant exchange; or

•	failure by CBOT or any other relevant exchange to announce or publish the settlement price of the Ultra T-Bond Futures contract; or

•	failure by the index sponsor to publish the closing level of the relevant Treasury futures index; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with the issuer’s ability or the ability of the issuer’s affiliates to unwind all or a material portion of a hedge with respect to the securities that the issuer or its affiliates have effected or may effect.

The following events will not be market disruption events:

•	a limitation on the hours or number of days of trading on a trading facility on which the Ultra T-Bond Futures contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the Ultra T-Bond Futures contract.

Discontinuance or Modification of the Index

If the index sponsor discontinues compilation or publication of a sub-index and the index sponsor or any other person or entity (including Deutsche Bank) calculates and publishes an index that the calculation agent determines is comparable to such discontinued sub-index and approves as a successor index, then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon earlier repurchase by Deutsche Bank by reference to such successor sub-index for the period following the discontinuation of the sub-index.

If the calculation agent determines that the publication of a sub-index is discontinued and that there is no applicable successor index, or that the closing level of the sub-index is not available for any reason other than a market disruption event, on the date on which the level of the sub-index is required to be determined, or if for any other reason (excluding a market disruption event) the sub-index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such sub-index.

If the calculation agent determines that any sub-index, the components underlying any sub-index (the “index components”) or the method of calculating any sub-index has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such sub-index or method of calculating such sub-index as it believes are appropriate to ensure that the level of such sub-index used to determine the amount payable on the maturity date or upon repurchase by Deutsche Bank is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the level of the sub-indices and the amount payable at maturity or upon earlier repurchase by Deutsche Bank or otherwise relating to the level of the sub-indices may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of the securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the securities, including at maturity or upon repurchase by Deutsche Bank, the current principal amount, market disruption events, business days, trading days, the fee factor, the index factors, the default amount, the closing levels of the sub-indices on any valuation date, the maturity date, repurchase dates, the amount payable in respect of your securities at maturity or upon repurchase by Deutsche Bank and any other calculations or determinations to be made by the calculation agent as specified herein. The calculation agent will rely upon the published levels of the Index and sub-indices. If the index sponsor discontinues compilation or publication of any sub-index, the calculation agent may designate a successor index selected in its sole discretion (which may, but need not be, an index calculated and maintained by the index sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such successor index. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

The DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

We, through our affiliates, have entered into and expect to continue to enter into transactions to hedge our obligations under the securities. Such transactions may involve purchases of the sub-index components or instruments linked to the Index or the sub-indices. From time to time, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of long or short positions in some or all of the sub-index components;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the sub-index components or the Index or sub-indices;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions on or before the final valuation date. That step may involve sales or purchases of the sub-index components, listed or over-the-counter options or futures on sub-index components or listed or over-the-counter options, futures, or other instruments linked to the levels of the Index or the sub-indices, as well as other indices designed to track the performance of the Index or sub-indices.

The hedging activity discussed above may adversely affect the levels of the Index or the sub-indices and, as a consequence, the market value of the securities and the amount payable at maturity or upon earlier repurchase by Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities.  It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on prevailing market conditions as of the date of this pricing supplement, it is more likely than not that the securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

Under this treatment, you should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including a repurchase or redemption by us). Upon a taxable disposition of a security, you will recognize gain or loss equal to the difference between the amount you realize and your tax basis in the security. Your tax basis in the security should equal the amount you paid to acquire it. Your gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it.

In particular, it is possible that any replacement of a futures contract underlying the Index, change in the methodology of the Index or a sub-index, or substitution of a successor index for the Index or a sub-index could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the security prior to its maturity or earlier repurchase or redemption by us. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own the security, possibly on a retroactive basis.

Subject to the discussion below under “—‘FATCA’ Legislation,” if a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8 appropriate to your circumstances and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

“FATCA” Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments issued after June 30, 2014 that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income. You should assume that any securities purchased after June 30, 2014 will be treated as issued on the date you acquire them because there is unlikely to be a practical way to establish the issue date of the securities you purchase. Accordingly, if the securities were recharacterized as debt instruments, it would be prudent to assume that for any securities purchased after June 30, 2014 this legislation would apply to any payment of amounts treated as interest and (with respect to dispositions after December 31, 2016, including retirement at maturity) any payment of gross proceeds of the disposition of such securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We issued 200,000 of each security on the inception date at 100% of the face amount of $25.00 per security, a significant portion of which were initially held by DBSI. After the inception date, additional securities have been and may continue to be offered and sold from time to time, at prevailing prices at the time of sale, through DBSI, acting as our agent, to investors. DBSI in any subsequent distribution may charge a purchase fee of up to $0.03 per security. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may also receive a payment from Deutsche Bank of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the securities.

We may deliver securities against payment therefor on a date that is greater than three business days following the date of sale of any securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Broker-dealers may make a market in the securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a security covered by this prospectus that they acquire from us or other holders after the original offering and sale of the securities, or they may sell a security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of the securities that would be covered by this prospectus if they or those other persons were to cover such short positions by borrowing securities from us or our affiliates or by purchasing securities from us or our affiliates, whether or not subject to our obligation to repurchase such securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any long or short sales of securities by market participants who cover their long sales or short positions with securities borrowed or acquired from us or our affiliates in the manner described above.

Deutsche Bank has retained DBSI, a member of FINRA, to provide certain services relating to the distribution of the securities. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of FINRA, any distribution of the securities in which DBSI participates must comply with the requirements of Rule 5121 of FINRA. In accordance with Rule 5121 of FINRA, DBSI may not make sales of the securities to any of its discretionary accounts without the prior written approval of the customer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption. Such Parties in Interest could include, without limitation, us, DBSI, the calculation agent, the paying agent, issuing agent, authenticating agent and registrar or any of our or their respective affiliates. Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a plan fiduciary considering an investment in the securities should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the securities might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, unless otherwise provided in an applicable supplement, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the securities or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of such securities are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the securities.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, (C) the holding of the securities, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, Section 4975 of the Code or any applicable Similar Laws. The sale of any securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent. Davis Polk & Wardwell LLP has in the past represented the issuer and its affiliates and continues to represent the issuer and its affiliates on a regular basis and in a variety of matters.

VALIDITY OF THE SECURITIES

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the authenticating agent, acting on behalf of the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of July 31, 2015, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the authentication of the securities by the authenticating agent and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 31, 2015, which has been filed as an exhibit to the registration statement.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)

Fax: 917-338-3849

Re: DB 3x Short US Treasury Bond ETNs or DB 3x Long US Treasury Bond ETNs, issued by Deutsche Bank AG (the “ETNs”)

☐	DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes (CUSIP Number: 25154N 530)

☐	DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes (CUSIP Number: 25154N 522)

(Please check only one offering of ETNs)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Stated principal amount of ETNs offered for repurchase (you must offer at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:             , 20         (which is the date of this notice)

Applicable repurchase date:         , 20         (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 1:00 p.m., New York City time, on the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 1:00 P.M., NEW YORK CITY TIME, ON THE DESIRED VALUATION DATE

A-1

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: DB 3x Short US Treasury Bond ETNs or DB 3x Long US Treasury Bond ETNs, issued by Deutsche Bank AG (the “ETNs”)

☐	DB 3x Short 25+ Year Treasury Bond Exchange Traded Notes (CUSIP Number: 25154N 530)

☐	DB 3x Long 25+ Year Treasury Bond Exchange Traded Notes (CUSIP Number: 25154N 522)

(Please check only one offering of ETNs)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of              (which is the third business day following the valuation date), with respect to the stated principal amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the stated principal amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Stated principal amount of ETNs offered for repurchase (you must offer at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):

A-2

Deutsche Bank AG, London Branch

20,000,000 DB 3x Short 25+ Year Treasury Bond
Exchange Traded Notes due May 31, 2040

20,000,000 DB 3x Long 25+ Year Treasury Bond
Exchange Traded Notes due May 31, 2040

Pricing supplement dated July 31, 2015

Deutsche Bank Securities

CUSIP Numbers: 25154N 530 and 25154N 522